Exhibit 99.1

Investor Relations:	Deborah Abraham
Vice President, Investor Relations
(212) 287-8289
FOR IMMEDIATE RELEASE
WARNACO REPORTS THIRD QUARTER 2009 RESULTS
Company Raises Adjusted Fiscal 2009 Guidance
NEW YORK — November 4, 2009 — The Warnaco Group, Inc. (NYSE: WRC) today reported results for the third quarter ended October 3, 2009.
For the third quarter:
•	Net revenues were $520.9 million, down 5% from the prior year quarter

•	Net revenues, on a constant currency basis, fell less than 1% compared to the prior year quarter

•	Gross margin decreased 260 basis points to 44% of net revenues

•	Selling, general & administrative (SG&A) expense, as a percent of net revenues, declined 550 basis points to 32%

•	Operating income was $60.3 million, or 12% of net revenues, compared to $48.0 million, or 9% of net revenues, in the prior year quarter

•	Income per diluted share from continuing operations was $0.66 compared to $0.62 in the prior year quarter, and the Company’s reported tax rate was 40% compared to 31% in the prior year quarter

•	Adjusted, non-GAAP income per diluted share from continuing operations (as detailed in the accompanying tables) was $0.75 compared to $0.72 for the prior year quarter

•	GAAP and non-GAAP income per diluted share from continuing operations were negatively affected by a $3.6 million charge, or $0.05 per diluted share, associated with inventory write-downs related to racing swimwear that has been banned from use in competition

•	Net inventories were down 11% and cash and cash equivalents were up $100 million on a year-over-year basis
The accompanying tables provide a reconciliation of actual results to the as adjusted results.
The Company believes it is valuable for users of the Company’s financial statements to be made aware of the as adjusted financial information, as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis.
“Our strong third quarter results, in the midst of a challenging environment, reflect the continuing positive contribution of our long-term growth initiatives,” stated Joe Gromek, Warnaco’s President and Chief Executive Officer. “During the quarter, our global expansion of Calvin Klein® continued as total international revenues rose 6% in constant currency over the prior year quarter, accounting for 61% of our total revenues. Also, our direct-to-consumer initiative continued to advance as we opened 40 new points of distribution and remain on track to grow square footage by over 20%, or an additional 120,000 square feet, this year. Our growth at wholesale and retail, coupled with expense and inventory management across all channels, contributed to a 280 basis point increase in operating margin and adjusted income per share from continuing operations that surpassed the prior year quarter.”
Mr. Gromek continued, “We are off to a strong start to the fourth quarter and are encouraged and optimistic about the prospects for growth as we end 2009 and move into 2010. As a result, we have raised our annual guidance. Our disciplined efforts to control expense and manage working capital have yielded great success with year-over-year inventory reductions of $34 million, contributing to cash on hand of $229 million, an increase of over $100 million. We are confident that our global platform together with this strong cash position and solid balance sheet will afford us significant opportunities to enhance shareholder value.”
Fiscal 2009 Outlook
For fiscal 2009, on an adjusted basis (excluding restructuring expense and certain tax related items and assuming minimal pension income):
•	The Company now anticipates net revenues will decline 3% -5% and expects constant dollar net revenues to increase 1%-2%.

•	Based on recent currency exchange rates, the Company now expects diluted earnings per share from continuing operations in the range of $2.70 - $2.80

•	The Company’s prior guidance was for net revenue declines in the range of 7%-9% and diluted earnings per share from continuing operations of $2.60 - $2.75 per share
The accompanying tables provide a reconciliation of expected diluted earnings per share from continuing operations, on a GAAP basis (and based on recent currency exchange rates) of $2.45 - $2.51 per diluted share (assuming minimal pension income), to the adjusted fiscal 2009 outlook above.
Third Quarter Highlights
Total Company
Net revenues fell 5%, and in constant dollars fell less than 1%, compared to the prior year quarter. Growth in almost every international region, which led to a 6% increase in constant dollars, helped to offset 10% domestic declines related to a shift in timing of membership club sales and continued economic challenges in the U.S. market. Ongoing expansion of the Company’s international Calvin Klein businesses, particularly in Europe, China and Central and South America, contributed to total international revenue growth in the mid-single digits, in constant currency.
Gross margin decreased 260 basis points to 44% of net revenues. Gross margin was adversely affected by currency exchange rates and a shift in revenue mix toward lower-margin businesses. Additionally, gross margin was adversely impacted by a $3.6 million charge related to the write-down of inventory associated with the Company’s LZR Racer and related swimsuits, after FINA’s (competitive swimming’s governing body) ruling banned the use of these suits in competition.
SG&A expense declined 19% to $165.7 million. SG&A as a percent of net revenues decreased 550 basis points to 32% of net revenues. The decrease reflects the ongoing benefit of the Company’s expense reduction initiatives and the effects of currency exchange rates, partially offset by increased expense related to the opening of additional retail stores. The prior year quarter also included approximately $15.0 million of currency related expense.
Operating income increased 26% to $60.3 million, or 12% of net revenues, compared to $48.0 million, or 9% of net revenues, in the prior year quarter. Operating income for the third quarter of fiscal 2009 and 2008 was adversely affected by $1.5 million and $4.2 million, respectively, of restructuring charges and pension expense.
The Company’s reported tax rate was 39.5% compared to 31.1% in the prior year quarter. The lower reported tax rate in the prior year period was due to a $6 million one-time tax benefit. The Company’s normalized tax rate was 33.9% for the quarter compared to 31.9% in the prior year quarter, reflecting a shift in earnings to jurisdictions with higher tax rates.
Income from continuing operations was $31.2 million, or $0.66 per diluted share, compared to $29.4 million, or $0.62 per diluted share, in the prior year period.
Income from continuing operations, on an adjusted basis (excluding costs related to restructuring expenses, pension expense and certain tax related items), as detailed in the accompanying schedules, was $0.75 per diluted share compared to $0.72 per diluted share in the prior year period.
The impact of foreign currency exchange rates negatively affected fiscal 2009 third quarter net revenues, gross profit, SG&A and operating income by approximately $22.1 million, $20.8 million, $7.6 million and $13.2 million, respectively, and decreased income from continuing operations by approximately $9.8 million, or $0.21 per diluted share.
Segment Results
Sportswear

While Sportswear Group net revenues fell 1% to $312.9 million on a reported basis, net revenues were up 4% on a constant currency basis. Operating income increased 21% to $48.5 million, or 16% of Sportswear Group net revenues. Sportswear results benefited from reductions in SG&A expense and reduced restructuring expense partially offset by a decline in gross profit, primarily the result of currency exchange rates. The Company continued the global expansion of its Calvin Klein Jeans business, both at wholesale and retail, reporting international constant currency net revenue growth approaching 12%.
Intimate Apparel
Intimate Apparel Group net revenues fell 11% to $177.8 million on a reported basis and were down 8% on a constant currency basis. Operating margin was 18% of Intimate Apparel Group net revenues, up 80 basis points compared to the prior year quarter. Currency exchange rates and a challenging domestic department store environment adversely affected net revenues of the Calvin Klein Underwear wholesale business, and were partially offset by the continued global expansion of Calvin Klein Underwear’s retail initiative. The results of the Intimate Apparel Group’s Core brands were adversely affected by decreased sales in the mid-tier channel (due to the prior year quarter benefiting from expanded distribution) and weaker department store replenishment related to the economy.
Swimwear
Swimwear Group net revenues fell 5% to $30.2 million on a reported basis and were down 3% on a constant currency basis. The Swimwear Segment reported an operating loss of $7.4 million, a 27% improvement compared to the prior year quarter. The operating loss includes a $3.6 million charge related to the recent FINA ruling, which banned the LZR Racer and similar swimsuits from competition. Lower sales into the Sporting goods channel, as 2008 Olympic related sales did not recur in 2009, was the primary factor adversely affecting Swimwear Group net revenues.
Balance Sheet
Cash and cash equivalents at October 3, 2009 rose to $229.3 million compared to $122.9 million at October 4, 2008. At quarter-end the Company had no borrowings under its revolvers and was in a net cash position of $20.4 million compared to a net debt position of $124.9 million in the prior year quarter.
Accounts receivable, net, were $326.4 million at October 3, 2009, virtually unchanged from $326.6 million at October 4, 2008.
Net inventories were down 11% to $281.2 million at October 3, 2009 compared to $315.6 million at October 4, 2008.
“We ended the third quarter in a strong financial position. Our disciplined execution and focus on net operational working capital, which is down $45 million compared to the prior year quarter, put us in a positive net cash position,” commented Larry Rutkowski,

Warnaco’s Executive Vice President and Chief Financial Officer. “We will continue to evaluate the best uses for our cash to drive shareholder value.”
Conference Call Information
Stockholders and other persons are invited to listen to the third quarter earnings conference call scheduled for today, Wednesday, November 4, 2009, at 9:00 a.m. EST. To participate in Warnaco’s conference call, dial (877) 692-2592 approximately five to ten minutes prior to the 9:00 a.m. start time. The call will also be broadcast live over the Internet at www.warnaco.com. An online archive will be available following the call.
This press release was furnished to the SEC (www.sec.gov) and may also be accessed through the Company’s internet website: www.warnaco.com.
ABOUT WARNACO
The Warnaco Group, Inc., headquartered in New York, is a leading apparel company engaged in the business of designing, sourcing, marketing and selling intimate apparel, menswear, jeanswear, swimwear, men’s and women’s sportswear and accessories under such owned and licensed brands as Warner’s®, Olga®, and Speedo®, as well as Chaps® sportswear and denim, and Calvin Klein® men’s and women’s underwear, men’s and women’s bridge apparel and accessories, men’s and women’s jeans and jeans accessories, junior women’s and children’s jeans and men’s and women’s swimwear.
FORWARD-LOOKING STATEMENTS
The Warnaco Group, Inc. notes that this press release, the conference call scheduled for November 4, 2009 and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties and reflect, when made, the Company’s estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results, targets or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact, including, without limitation, future financial targets, are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “may,” “project,” “scheduled to,” “seek,” “should,” “will be,” “will continue,” “will likely result,” “targeted”, or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.
The following factors, among others and in addition to those described in the Company’s reports filed with the SEC (including, without limitation, those described under the headings “Risk Factors” and “Statement Regarding Forward-Looking Disclosure,” as such disclosure may be modified or supplemented from time to time), could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by it: the Company’s ability to execute its repositioning and sale initiatives (including achieving enhanced productivity and profitability) previously announced; economic conditions that affect the apparel industry, including the recent turmoil in the financial and credit markets; the Company’s failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the

Company’s products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the risk of product safety issues, defects or other production problems associated with our products; the Company’s dependence on a limited number of customers; the effects of consolidation in the retail sector; the Company’s dependence on license agreements with third parties; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company’s foreign currency exposure; the Company’s history of insufficient disclosure controls and procedures and internal controls and restated financial statements; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the effects of fluctuations in the value of investments of the Company’s pension plan; the sufficiency of cash to fund operations, including capital expenditures; the Company’s ability to service its indebtedness, the effect of changes in interest rates on the Company’s indebtedness that is subject to floating interest rates and the limitations imposed on the Company’s operating and financial flexibility by the agreements governing the Company’s indebtedness; the Company’s dependence on its senior management team and other key personnel; the Company’s reliance on information technology; the limitations on purchases under the Company’s share repurchase program contained in the Company’s debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the Company’s inability to achieve its financial targets and strategic objectives, as a result of one or more of the factors described above, changes in the assumptions underlying the targets or goals, or otherwise; the failure of acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of such acquisitions); and such acquired businesses being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.
The Company encourages investors to read the section entitled “Risk Factors” and the discussion of the Company’s critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Discussion of Critical Accounting Policies” included in the Company’s Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company’s ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule 1
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring		As Adjusted
	Three Months Ended	Charges and		Three Months Ended
	October 3, 2009	Pension (a)	Taxation (c)	October 3, 2009 (d)

Net revenues	$520,905		$—	$520,905
Cost of goods sold (b)	292,083	(34)		292,049

Gross profit	228,822	34	—	228,856
Selling, general and administrative expenses	165,720	(874)		164,846
Amortization of intangible assets	2,278			2,278
Pension expense	566	(566)		—

Operating income	60,258	1,474	—	61,732
Other expense (income)	761			761
Interest expense	5,899			5,899
Interest income	(196)			(196)

Income from continuing operations before provision for income taxes and noncontrolling interest	53,794	1,474	—	55,268
Provision for income taxes	21,246		(2,510)	18,736

Income from continuing operations before noncontrolling interest	32,548	1,474	2,510	36,532
Loss from discontinued operations, net of taxes	(1,562)			(1,562)

Net Income	30,986	1,474	2,510	34,970
Less: Net income attributable to the noncontrolling interest	(1,330)			(1,330)

Net income attributable to Warnaco Group, Inc.	$29,656	$1,474	$2,510	$33,640

Amounts attributable to Warnaco Group Inc. common shareholders:
Income from continuing operations, net of tax	31,218	1,474	2,510	35,202
Discontinued operations, net of tax	(1,562)	—	—	(1,562)

Net income	29,656	1,474	2,510	33,640

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.68			$0.76
Loss from discontinued operations	(0.04)			(0.03)

Net income	$0.64			$0.73

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.66			$0.75
Loss from discontinued operations	(0.03)			(0.03)

Net income	$0.63			$0.72

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,451,366			45,451,366

Diluted	46,419,729			46,419,729

(a)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges of $908 or pension expense. See note (d) below.

(b)	Includes a charge of $3,556 recorded during the Three Months Ended October 3, 2009 related to the write-down of inventory associated with the Company’s LZR Racer and similar swimsuits which were banned by the Federation Internationale de Natation (“FINA”). FINA is the international organization responsible for, among other things, administering swimming competitions.

(c)	Adjustment to reflect the Company’s income from continuing operations at a normalized tax rate of 33.9% which reflects the Company’s estimated tax rate for Fiscal 2009 excluding the effects of restructuring charges, pension income, and certain other tax related items. See Note (d) below.

(d)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 1a
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring			As Adjusted
	Three Months Ended	Charges and	Other		Three Months Ended
	October 4, 2008	Pension (a)	Items (b)	Taxation (c)	October 4, 2008 (d)

Net revenues	$547,626		$—	$—	$547,626
Cost of goods sold	292,988	(281)			292,707

Gross profit	254,638	281	—	—	254,919
Selling, general and administrative expenses	204,444	(4,137)	(1,645)		198,662
Amortization of intangible assets	2,409				2,409
Pension income	(203)	203			—

Operating income	47,988	4,215	1,645	—	53,848
Other expense (income)	(1,196)		(2,169)		(3,365)
Interest expense	6,853				6,853
Interest income	(909)				(909)

Income from continuing operations before provision for income taxes and noncontrolling interest	43,240	4,215	3,814	—	51,269
Provision for income taxes	13,465			2,941	16,406

Income from continuing operations before noncontrolling interest	29,775	4,215	3,814	(2,941)	34,863
Loss from discontinued operations, net of taxes	(2,897)				(2,897)

Net Income	26,878	4,215	3,814	(2,941)	31,966
Less: Net income attributable to the noncontrolling interest	(367)				(367)

Net income attributable to Warnaco Group, Inc.	$26,511	$4,215	$3,814	$(2,941)	$31,599

Amounts attributable to Warnaco Group Inc. common shareholders:
Income from continuing operations, net of tax	29,408	4,215	3,814	(2,941)	34,496
Discontinued operations, net of tax	(2,897)	—	—	—	(2,897)

Net income	26,511	4,215	3,814	(2,941)	31,599

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.63				$0.74
Loss from discontinued operations	(0.06)				(0.06)

Net income	$0.57				$0.68 (e)

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.62				$0.72
Loss from discontinued operations	(0.06)				(0.06)

Net income	$0.56				$0.66 (e)

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,875,657				45,875,657

Diluted	47,112,635				47,112,635

(a)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges of $4,418 or pension income. See note (d) below.

(b)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of charges related to the refinancing of its debt facilities, during the Three Months Ended October 4, 2008 and an additional depreciation charge of $1,645 recorded during the Three Months Ended October 4, 2008 which amount related to the correction of amounts recorded in prior periods. The amount was not material to any prior period. See note (d) below.

(c)	Adjustment to reflect the Company’s income from continuing operations at a normalized tax rate of 32% which reflects the Company’s estimated tax rate for fiscal 2008 excluding the effects of restructuring charges, pension income/expense, costs related to the refinancing of its debt, an additional depreciation charge of $1,645 recorded during the Three Months Ended October 4, 2008 (which amount related to the correction of amounts recorded in prior periods) and certain other tax related items. See note (d) below.

(d)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

(e)	Effective January 4, 2009, the Company adopted the provisions of FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”), which clarifies that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents are participating securities and are required to be included in the computation of both basic and diluted earnings per share. All prior period earnings per share data are required to be adjusted retrospectively to give effect to FSP EITF 03-6-1. Consequently earnings per share data for the Three Months Ended October 4, 2008 was adjusted accordingly. The effect of the adoption of FSP EITF 03-6-1 resulted in a $0.01 decrease in both basic and diluted net income per share, on an “As Adjusted” basis, compared to amounts previously reported.

Schedule 2
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring		As Adjusted
	Nine Months Ended	Charges and		Nine Months Ended
	October 3, 2009	Pension (a)	Taxation (c)	October 3, 2009 (d)
Net revenues	$1,514,180	$—	$—	$1,514,180
Cost of goods sold (b)	871,074	(1,718)		869,356

Gross profit	643,106	1,718	—	644,824
Selling, general and administrative expenses	469,325	(9,235)		460,090
Amortization of intangible assets	6,556			6,556
Pension expense	1,697	(1,697)		—

Operating income	165,528	12,650	—	178,178
Other expense (income)	3,156			3,156
Interest expense	17,767			17,767
Interest income	(1,020)			(1,020)

Income from continuing operations before provision for income taxes and noncontrolling interest	145,625	12,650	—	158,275
Provision for income taxes	54,677		(1,022)	53,655

Income from continuing operations before noncontrolling interest	90,948	12,650	1,022	104,620
Loss from discontinued operations, net of taxes	(3,461)			(3,461)

Net Income	87,487	12,650	1,022	101,159
Less: Net income attributable to the noncontrolling interest	(2,500)			(2,500)

Net income attributable to Warnaco Group, Inc.	$84,987	$12,650	$1,022	$98,659

Amounts attributable to Warnaco Group Inc. common shareholders:
Income from continuing operations, net of tax	88,448	12,650	1,022	102,120
Discontinued operations, net of tax	(3,461)	—	—	(3,461)

Net income	84,987	12,650	1,022	98,659

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$1.93			$2.22
Loss from discontinued operations	(0.08)			(0.07)

Net income	$1.85			$2.15

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$1.90			$2.19
Loss from discontinued operations	(0.07)			(0.07)

Net income	$1.83			$2.12

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,388,159			45,388,159

Diluted	46,009,417			46,009,417

(a)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges of $10,953 or pension expense. See note (d) below.

(b)	Includes a charge of $3,556 recorded during the Three Months Ended October 3, 2009 related to the write-down of inventory associated with the Company’s LZR Racer and similar swimsuits which were banned by FINA.

FINA is the international organization responsible for, among other things, administering swimming competitions.

(c)	Adjustment to reflect the Company’s income from continuing operations at a normalized tax rate of 33.9% which reflects the Company’s estimated tax rate for Fiscal 2009 excluding the effects of restructuring charges, pension income, and certain other tax related items. See Note (d) below.

(d)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 2a
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring			As Adjusted
	Nine Months Ended	Charges and	Other		Nine Months Ended
	October 4, 2008	Pension (b)	Items (c)	Taxation (d)	October 4, 2008 (e)

Net revenues	$1,617,571		$—	$—	$1,617,571
Cost of goods sold	884,634	(1,120)			883,514

Gross profit	732,937	1,120	—	—	734,057
Selling, general and administrative expenses	572,996	(29,615)	(1,084)		542,297
Amortization of intangible assets	7,383				7,383
Pension income	(785)	785			—

Operating income	153,343	29,950	1,084	—	184,377
Other expense	3,062		(5,329)		(2,267)
Interest expense	23,329				23,329
Interest income	(2,513)				(2,513)

Income from continuing operations before provision for income taxes and noncontrolling interest	129,465	29,950	6,413	—	165,828
Provision for income taxes	65,347 (a)			(12,282)	53,065

Income from continuing operations before noncontrolling interest	64,118	29,950	6,413	12,282	112,763
Income from discontinued operations, net of taxes	192				192

Net Income	64,310	29,950	6,413	12,282	112,955
Less: Net income attributable to the noncontrolling interest	(726)				(726)

Net income attributable to Warnaco Group, Inc.	$63,584	$29,950	$6,413	$12,282	$112,229

Amounts attributable to Warnaco Group Inc. common shareholders:
Income from continuing operations, net of tax	63,392	29,950	6,413	12,282	112,037
Discontinued operations, net of tax	192	—	—	—	192

Net income	63,584	29,950	6,413	12,282	112,229

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$1.38				$2.44
Income from discontinued operations	0.01				0.01

Net income	$1.39				$2.45 (f)

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$1.34				$2.37
Income from discontinued operations	—				—

Net income	$1.34				$2.37 (f)

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,253,013				45,253,013

Diluted	46,759,628				46,759,628

(a)	Includes, among other items, a non-recurring tax charge of approximately $15,500 related to the repatriation (as a dividend distribution), to the United States, of the net proceeds received in connection with the sale of the Lejaby business.

(b)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension income. See note (e) below.

(c)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of charges of $5,329 related to the repurchase of a portion of its debt during the Nine Months Ended October 4, 2008 and an additional depreciation charge of $1,084 recorded during the Nine Months ended October 4, 2008 which amount related to the correction of amounts recorded in prior periods. The amount was not material to any prior period. See note (e) below.

(d)	Adjustment to reflect the Company’s income from continuing operations at a normalized tax rate of 32% which reflects the Company’s estimated tax rate for fiscal 2008 excluding the effects of restructuring charges, pension income, costs related to the refinancing / repurchase of its debt facilities, an additional depreciation charge of $1,084 recorded during the Nine Months Ended October 4, 2008 (which amount related to the correction of amounts recorded in prior periods) and certain other tax related items (including a non-recurring tax charge of approximately $15,500 related to the repatriation, to the United States of the net proceeds received in connection with the sale of the Lejaby business). See note (f) below.

(e)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

(f)	Effective January 4, 2009, the Company adopted the provisions of FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”), which clarifies that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents are participating securities and are required to be included in the computation of both basic and diluted earnings per share. All prior period earnings per share data are required to be adjusted retrospectively to give effect to FSP EITF 03-6-1. Consequently earnings per share data for the Three Months Ended April 5, 2008 was adjusted accordingly. The effect of the adoption of FSP EITF 03-6-1 resulted in a $0.02 and $0.03 decrease in basic and diluted net income per share, respectively, on an “As Adjusted” basis, compared to amounts previously reported.

Schedule 3
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	October 3, 2009	January 3, 2009	October 4, 2008
ASSETS
Current assets:
Cash and cash equivalents	$229,330	$147,627	$122,904
Accounts receivable, net	326,431	251,886	326,560
Inventories	281,186	326,297	315,648
Assets of discontinued operations	2,762	6,279	7,537
Other current assets	156,698	156,777	166,487

Total current assets	996,407	888,866	939,136
Property, plant and equipment, net	119,436	109,563	108,773
Intangible and other assets	473,526	497,664	497,728

TOTAL ASSETS	$1,589,369	$1,496,093	$1,545,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$45,956	$79,888	$85,331
Accounts payable and accrued liabilities	317,123	314,922	304,421
Taxes	14,933	7,447	30,133
Liabilities of discontinued operations	12,111	12,055	13,809

Total current liabilities	390,123	414,312	433,694
Long-term debt	162,976	163,794	162,456
Other long-term liabilities	119,586	129,246	112,040
Total stockholders’ equity	916,684	788,741	837,447

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,589,369	$1,496,093	$1,545,637

NET CASH AND CASH EQUIVALENTS (NET DEBT)	$20,398	$(96,055)	$(124,883)

Schedule 4
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY BUSINESS GROUP
(Dollars in thousands)
(Unaudited)

	Three Months Ended	Three Months Ended	Increase /	%	Constant $
	October 3, 2009	October 4, 2008	(Decrease)	Change	% Change (a)
Net revenues:
Sportswear Group	$312,942	$316,269	$(3,327)	-1.1%	3.6%
Intimate Apparel Group	177,773	199,724	(21,951)	-11.0%	-7.5%
Swimwear Group	30,190	31,633	(1,443)	-4.6%	-2.9%

Net revenues	$520,905	$547,626	$(26,721)	-4.9%	-0.8%

	Three Months Ended	% of Group	Three Months Ended	% of Group
	October 3, 2009	Net Revenues	October 4, 2008	Net Revenues
Operating income (loss):
Sportswear Group (b), (c)	$48,534	15.5%	$40,042	12.7%
Intimate Apparel Group (b), (c)	32,049	18.0%	34,434	17.2%
Swimwear Group (b), (c), (d)	(7,430)	-24.6%	(10,232)	-32.3%
Unallocated corporate expenses (c)	(12,895)	na	(16,256)	na

Operating income	$60,258	na	$47,988	na

Operating income as a percentage of total net revenues	11.6%		8.8%

(a)	Reflects the percentage increase (decrease) in net revenues for the Three Months Ended October 3, 2009 compared to the Three Months Ended October 4, 2008 where foreign based net revenues for the Three Months Ended October 3, 2009 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Three Months Ended October 4, 2008.

(b)	Includes an allocation of shared services expenses as follows:

	Three Months Ended	Three Months Ended
	October 3, 2009	October 4, 2008
Sportswear Group	$5,067	$5,474
Intimate Apparel Group	$3,782	$4,436
Swimwear Group	$2,620	$3,824

(c)	Includes restructuring charges as follows:

	Three Months Ended	Three Months Ended
	October 3, 2009	October 4, 2008
Sportswear Group	$531	$3,149
Intimate Apparel Group	488	204
Swimwear Group	(122)	1,064
Unallocated corporate expenses	11	1

	$908	$4,418

(d)	Includes a charge of $3,556 recorded during the Three Months Ended October 3, 2009 related to the write-down of inventory associated with the Company’s LZR Racer and similar swimsuits which were banned by FINA.
FINA is the international organization responsible for, among other things, administering swimming competitions.

Schedule 4a
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY BUSINESS GROUP
(Dollars in thousands)
(Unaudited)

	Nine Months Ended	Nine Months Ended	Increase /	%	Constant $
	October 3, 2009 (a)	October 4, 2008 (a)	(Decrease)	Change	% Change (b)
Net revenues:
Sportswear Group	$815,552	$864,766	$(49,214)	-5.7%	2.3%
Intimate Apparel Group	498,263	538,968	(40,705)	-7.6%	-0.7%
Swimwear Group	200,365	213,837	(13,472)	-6.3%	-3.7%

Net revenues	$1,514,180	$1,617,571	$(103,391)	-6.4%	0.5%

	Nine Months Ended	% of Group	Nine Months Ended	% of Group
	October 3, 2009 (a)	Net Revenues	October 4, 2008 (a)	Net Revenues
Operating income (loss):
Sportswear Group (c), (d)	$100,874	12.4%	$85,868	9.9%
Intimate Apparel Group (c), (d)	88,472	17.8%	98,518	18.3%
Swimwear Group (c), (d), (e)	13,297	6.6%	12,244	5.7%
Unallocated corporate expenses (d)	(37,115)	na	(43,287)	na

Operating income	$165,528	na	$153,343	na

Operating income as a percentage of total net revenues	10.9%		9.5%

(a)	The Nine Months Ended October 3, 2009 contained 39 weeks of operations while the Nine Months Ended October 4, 2008 contained 40 weeks of operations.

(b)	Reflects the percentage increase (decrease) in net revenues for the Nine Months Ended October 3, 2009 compared to the Nine Months Ended October 4, 2008 where foreign based net revenues for the Nine Months Ended October 3, 2009 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Nine Months Ended October 4, 2008.

(c)	Includes an allocation of shared services expenses as follows:

	Nine Months Ended	Nine Months Ended
	October 3, 2009	October 4, 2008
Sportswear Group	$15,175	$16,384
Intimate Apparel Group	$11,330	$13,297
Swimwear Group	$7,884	$11,472

(d)	Includes restructuring charges as follows:

	Nine Months Ended	Nine Months Ended
	October 3, 2009	October 4, 2008
Sportswear Group	$3,917	$26,246
Intimate Apparel Group	3,400	898
Swimwear Group	2,311	2,179
Unallocated corporate expenses	1,325	1,412

	$10,953	$30,735

(e)	Includes a charge of $3,556 recorded during the Three Months Ended October 3, 2009 related to the write-down of inventory associated with the Company’s LZR Racer and similar swimsuits which were banned by FINA.
FINA is the international organization responsible for, among other things, administering swimming competitions.

Schedule 5
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION
(Dollars in thousands)
(Unaudited)

	Net Revenues
	Three Months Ended	Three Months Ended	Increase /		Constant $ % Change
	October 3, 2009	October 4, 2008	(Decrease)	% Change	(a)
By Region:
United States	$210,146	$233,938	$(23,792)	-10.2%	-10.2%
Europe	166,584	166,412	172	0.1%	5.8%
Asia	85,994	88,735	(2,741)	-3.1%	3.1%
Canada	25,796	27,765	(1,969)	-7.1%	-3.1%
Mexico, Central and South America	32,385	30,776	1,609	5.2%	25.1%

Total	$520,905	$547,626	$(26,721)	-4.9%	-0.8%

	Operating Income
	Three Months Ended	Three Months Ended	Increase /
	October 3, 2009 (b)	October 4, 2008 (b)	(Decrease)	% Change
United States (c)	$27,007	$23,145	$3,862	16.7%
Europe	20,866	20,447	419	2.0%
Asia	15,148	9,452	5,696	60.3%
Canada (c)	5,045	6,980	(1,935)	-27.7%
Mexico, Central and South America (c)	5,087	4,220	867	20.5%
Unallocated corporate expenses	(12,895)	(16,256)	3,361	-20.7%

Total	$60,258	$47,988	$12,270	25.6%

(a)	Reflects the percentage increase (decrease) in net revenues for the Three Months Ended October 3, 2009 compared to the Three Months Ended October 4, 2008 where foreign based net revenues for the Three Months Ended October 3, 2009 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Three Months Ended October 4, 2008.

(b)	Includes restructuring charges as follows:

	Three Months	Three Months
	Ended October 3,	Ended October 4,
	2009	2008
United States	$(150)	$1,241
Europe	524	3,175
Asia	118	1
Canada	319	—
Mexico, Central and South America	—	—
Unallocated corporate expenses	97	1

Total	$908	$4,418

(c)	Includes a charge of $3,556 ($3,170 in the United States, $336 in Canada and $50 in Mexico) recorded during the Three Months Ended October 3, 2009 related to the write-down of inventory associated with the Company’s LZR Racer and similar swimsuits which were banned by FINA.
     FINA is the international organization responsible for, among other things, administering swimming competitions.

Schedule 5a
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION
(Dollars in thousands)
(Unaudited)
By Region:

	Net Revenues
	Nine Months	Nine Months
	Ended October	Ended October	Increase /		Constant $ %
	3, 2009 (a)	4, 2008 (a)	(Decrease)	% Change	Change (b)
United States	$712,210	$745,436	$(33,226)	-4.5%	-4.5%
Europe	407,573	458,368	(50,795)	-11.1%	-0.5%
Asia	238,387	246,091	(7,704)	-3.1%	9.9%
Canada	75,719	85,514	(9,795)	-11.5%	0.8%
Mexico, Central and South America	80,291	82,162	(1,871)	-2.3%	23.5%

Total	$1,514,180	$1,617,571	$(103,391)	-6.4%	0.5%

	Operating Income
	Nine Months	Nine Months
	Ended October	Ended October	Increase /	%
	3, 2009 (a), ( c)	4, 2008 (a), ( c)	(Decrease)	Change
United States (d)	$103,824	$84,967	$18,857	22.2%
Europe	40,811	43,813	(3,002)	-6.9%
Asia	34,930	36,465	(1,535)	-4.2%
Canada (d)	11,911	20,998	(9,087)	-43.3%
Mexico, Central and South America (d)	11,167	10,387	780	7.5%
Unallocated corporate expenses	(37,115)	(43,287)	6,172	-14.3%

Total	$165,528	$153,343	$12,185	7.9%

(a)	The Nine Months Ended October 3, 2009 contained 39 weeks of operations while the Nine Months Ended October 4, 2008 contained 40 weeks of operations.

(b)	Reflects the percentage increase (decrease) in net revenues for the Nine Months Ended October 3, 2009 compared to the Nine Months Ended October 4, 2008 where foreign based net revenues for the Nine Months Ended October 3, 2009 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Nine Months Ended October 4, 2008.

(c)	Includes restructuring charges as follows:

	Nine Months	Nine Months
	Ended October 3,	Ended October 4,
	2009	2008
United States	$4,710	$2,539
Europe	4,106	26,732
Asia	127	52
Canada	571	—
Mexico, Central and South America	30	—
Unallocated corporate expenses	1,409	1,412

Total	$10,953	$30,735

(d)	Includes a charge of $3,556 ($3,170 in the United States, $336 in Canada and $50 in Mexico) recorded during the Three Months Ended October 3, 2009 related to the write-down of inventory associated with the Company’s LZR Racer and similar swimsuits which were banned by FINA. FINA is the international organization responsible for, among other things, administering swimming competitions.

Schedule 6
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY CHANNEL
(Dollars in thousands)
(Unaudited)
By Channel:

	Net Revenues
	Three Months	Three Months
	Ended October	Ended October	Increase /	%
	3, 2009	4, 2008	(Decrease)	Change
Wholesale	$402,217	$439,645	$(37,428)	-8.5%
Retail	118,688	107,981	10,707	9.9%

Total	$520,905	$547,626	$(26,721)	-4.9%

	Operating Income
	Three Months	Three Months
	Ended October	Ended October	Increase /	%
	3, 2009 (a)	4, 2008 (a)	(Decrease)	Change
Wholesale (b)	$61,499	$57,284	$4,215	7.4%
Retail (b)	11,654	6,960	4,694	67.4%
Unallocated corporate expenses	(12,895)	(16,256)	3,361	-20.7%

Total	$60,258	$47,988	$12,270	25.6%

(a)	Includes restructuring charges as follows:

	Three Months	Three Months
	Ended October	Ended October
	3, 2009	4, 2008
Wholesale	$890	$4,359
Retail	(79)	58
Unallocated corporate expenses	97	1

Total	$908	$4,418

(b)	Includes a charge of $3,556 ($3,456 in Wholesale and $100 in Retail) recorded during the Three Months Ended October 3, 2009 related to the write-down of inventory associated with the Company’s LZR Racer and similar swimsuits which were banned by FINA. FINA is the international organization responsible for, among other things, administering swimming competitions.

Schedule 6a
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY CHANNEL
(Dollars in thousands)
(Unaudited)
By Channel:

	Net Revenues
	Nine Months	Nine Months
	Ended October	Ended October	Increase /	%
	3, 2009 (a)	4, 2008 (a)	(Decrease)	Change
Wholesale	$1,196,156	$1,298,395	$(102,239)	-7.9%
Retail	318,024	319,176	(1,152)	-0.4%

Total	$1,514,180	$1,617,571	$(103,391)	-6.4%

	Operating Income
	Nine Months	Nine Months
	Ended October	Ended October	Increase /	%
	3, 2009 (a), ( b)	4, 2008 (a), ( b)	(Decrease)	Change
Wholesale (c)	$173,623	$159,986	$13,637	8.5%
Retail (c)	29,020	36,644	(7,624)	-20.8%
Unallocated corporate expenses	(37,115)	(43,287)	6,172	-14.3%

Total	$165,528	$153,343	$12,185	7.9%

(a)	The Nine Months Ended October 3, 2009 contained 39 weeks of operations while the Nine Months Ended October 4, 2008 contained 40 weeks of operations.

(b)	Includes restructuring charges as follows:

	Nine Months	Nine Months
	Ended October	Ended October
	3, 2009	4, 2008
Wholesale	$9,185	$28,929
Retail	359	394
Unallocated corporate expenses	1,409	1,412

Total	$10,953	$30,735

(c)	Includes a charge of $3,556 ($3,456 in Wholesale and $100 in Retail) recorded during the Three Months Ended October 3, 2009 related to the write-down of inventory associated with the Company’s LZR Racer and similar swimsuits which were banned by FINA. FINA is the international organization responsible for, among other things, administering swimming competitions.

Schedule 7
THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE — FISCAL 2009 OUTLOOK
(Dollars in thousands, excluding per share amounts)
(Unaudited)

Percentages
(Unaudited)

NET REVENUE GUIDANCE
Estimated decline in net revenues in Fiscal 2009 compared to comparable Fiscal 2008 levels.	3.00%	to	5.00	%(c)

	U.S. Dollars
	(Unaudited)
EARNINGS PER SHARE GUIDANCE
Diluted Income per common share from continuing operations
GAAP basis (assuming minimal pension expense / income)	$2.45	to	$2.51	(d)
Restructuring charges (a)	0.15	to	0.18
Tax items	0.10	to	0.11

As adjusted (Non-GAAP basis) (b)	$2.70	to	$2.80	(e)

(a)	Reflects between $7,000 to $8,000 of expected restructuring charges (net of an income tax benefit of between $3,000 and $4,000) for Fiscal 2009.

(b)	The Company believes it is useful for users of the Company’s financial statements to be made aware of the “As Adjusted” net revenue growth and per share amounts related to the Company’s income from continuing operations as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its projected results to provide investors with an additional tool to evaluate the Company’s operating results.

(c)	Previous guidance was 7% to 9%

(d)	Previous guidance was $2.31 to $2.42

(e)	Previous guidance was $2.60 to $2.75

Schedule 8
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring		As Adjusted
	Three Months Ended	Charges and		Three Months Ended
	April 4, 2009	Pension (a)	Taxation (b)	April 4, 2009 (c)

Net revenues	$537,844		$—	$537,844
Cost of goods sold	312,559	(1,483)		311,076

Gross profit	225,285	1,483	—	226,768
Selling, general and administrative expenses	158,347	(7,087)		151,260
Amortization of intangible assets	2,127			2,127
Pension expense	537	(537)		—

Operating income	64,274	9,107	—	73,381
Other expense (income)	(404)			(404)
Interest expense	6,069			6,069
Interest income	(408)			(408)

Income from continuing operations before provision for income taxes and noncontrolling interest	59,017	9,107	—	68,124
Provision for income taxes	20,167		2,927	23,094

Income from continuing operations before noncontrolling interest	38,850	9,107	(2,927)	45,030
Loss from discontinued operations, net of taxes	(1,020)			(1,020)

Net Income	37,830	9,107	(2,927)	44,010
Less: Net income attributable to the noncontrolling interest	(258)			(258)

Net income attributable to Warnaco Group, Inc.	$37,572	$9,107	$(2,927)	$43,752

Amounts attributable to Warnaco Group Inc. common shareholders:
Income from continuing operations, net of tax	38,592	9,107	(2,927)	44,772
Discontinued operations, net of tax	(1,020)	—	—	(1,020)

Net income	37,572	9,107	(2,927)	43,752

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.84			$0.98
Loss from discontinued operations	(0.02)			(0.02)

Net income	$0.82			$0.96

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.83			$0.97
Loss from discontinued operations	(0.02)			(0.02)

Net income	$0.81			$0.95

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,304,591			45,304,591

Diluted	45,651,170			45,651,170

(a)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension expense. See note (c) below.

(b)	Adjustment to reflect the Company’s income from continuing operations at a normalized tax rate of 33.9% which reflects the Company’s estimated tax rate for Fiscal 2009 excluding the effects of restructuring charges and pension income. See note (c) below.

(c)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 9
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring		As Adjusted
	Three Months Ended	Charges and		Three Months Ended
	July 4, 2009	Pension (a)	Taxation (b)	July 4, 2009 (c)

Net revenues	$455,432		$—	$455,432
Cost of goods sold	266,432	(201)		266,231

Gross profit	189,000	201	—	189,201
Selling, general and administrative expenses	145,165	(1,274)		143,891
Amortization of intangible assets	2,242			2,242
Pension expense	594	(594)		—

Operating income	40,999	2,069	—	43,068
Other expense (income)	2,799			2,799
Interest expense	5,799			5,799
Interest income	(416)			(416)

Income from continuing operations before provision for income taxes and noncontrolling interest	32,817	2,069	—	34,886
Provision for income taxes	13,264		(1,438)	11,826

Income from continuing operations before noncontrolling interest	19,553	2,069	1,438	23,060
Loss from discontinued operations, net of taxes	(882)			(882)

Net Income	18,671	2,069	1,438	22,178
Less: Net income attributable to the noncontrolling interest	(912)			(912)

Net income attributable to Warnaco Group, Inc.	$17,759	$2,069	$1,438	$21,266

Amounts attributable to Warnaco Group Inc. common shareholders:
Income from continuing operations, net of tax	18,641	2,069	1,438	22,148
Discontinued operations, net of tax	(882)	—	—	(882)

Net income	17,759	2,069	1,438	21,266

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.41			$0.48
Loss from discontinued operations	(0.02)			(0.02)

Net income	$0.39			$0.46

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.40			$0.48
Loss from discontinued operations	(0.02)			(0.02)

Net income	$0.38			$0.46

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,412,175			45,412,175

Diluted	46,010,870			46,010,870

(a)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension expense. See note (c) below.

(b)	Adjustment to reflect the Company’s income from continuing operations at a normalized tax rate of 33.9% which reflects the Company’s estimated tax rate for Fiscal 2009 excluding the effects of restructuring charges and pension income. See note (c) below.

(c)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.